Exhibit 99.1

Mobiquity Networks Integrates with adsquare to Provide Mobile Location Data at Scale

NEW YORK, NY, Mar. 01, 2017 – (GLOBE NEWSWIRE) Mobiquity Networks, a mobile location marketing company and wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB:MOBQ), announced today that it has partnered with adsquare, the neutral mobile data exchange, to provide Mobiquity Networks data on the adsquare networks. The partnership will see Mobiquity Networks mobile audiences provided to customers of adsquare’s Audience Management Platform.

Mobiquity Networks provides precise, unique, at-scale mobile location data and insights on consumer’s real-world behavior and trends for use in marketing and research. As a provider of at-scale, first-party, deterministic mobile location data; Mobiquity Networks provides the deepest understanding of a brand’s mobile audience.

adsquare enriches publishers’ inventory with rich audience data, derived by analyzing user’s local context and mobile behavior. The company works with a wide selection of quality mobile, online and offline data partners to provide the best holistic audiences available in the market. Buy-side partners, like adsquare client GroupM, can log into adsquare’s self-service Audience Management Platform, model their custom audience segments and activate it on their preferred DSP.

“We look for data marketplace partners that provide real value and transparency to their advertising clients,” says Dean Julia, CEO of Mobiquity Networks. “We see this as an excellent revenue opportunity. adsquare’s platform, specifically the ability to allow advertising clients to easily explore vast amount of targeting data with full transparency is what attracted us to adsquare as a data partner.”

“Precise mobile location data is the key to powering more effective mobile programmatic advertising. Mobiquity Networks provides just that type of precise mobile data that is need at-scale. In order to meet the huge demand for top quality audience data, our portfolio of global data brands is ever expanding,” states adsquare CEO & Co-Founder Tom Laband

About Mobiquity Networks

Mobiquity Networks is a next generation mobile location data and marketing company. The company provides precise, unique, at-scale location based data and insights on consumer’s real world behavior and trends for use in marketing and research. With our combined exclusive data sets of mall and premium outlet beacon data, and first party location data via our advanced SDK; Mobiquity Networks provides one of the most accurate and scaled solution for mobile data collection and analysis.

For more information visit http://www.mobiquitynetworks.com

About adsquare

adsquare is the neutral mobile data exchange, bringing together advertisers and data providers in a fair, secure and privacy-friendly way. The platform has been built mobile-first, operates in real-time and enables advertisers to leverage data for panoramic audience targeting and precise moment marketing. Programmatic buyers can take control via the self-service Audience Management Platform which gives them full transparency in buying data, creating audiences and activating them for their DSP of choice. adsquare offers a broad portfolio of data from mobile, online and offline sources including data partners such as Acxiom, Mastercard or TomTom. In addition, advertisers can discover the marketplace for private deals with first-party data owners including app developers, publishers and other companies. adsquare works compliant with strict European privacy laws and has been awarded the ePrivacyseal for best practice data handling. For more information visit adsquare.com follow @adsquarecom or contact info@adsquare.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Media Contacts:

Mobiquity Technologies/Mobiquity Networks

DJulia@mobiquitynetworks.com

516-246-9377

Contact adsquare GmbH

info@adsquare.com

Daniel Rieber, Director Marketing & Communications

daniel@adsquare.com